UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2015

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2015, Charles River Laboratories International, Inc. ("Charles River") announced that David R. Smith, formerly Corporate Senior Vice President, Global Discovery Services, was named as successor to Thomas F. Ackerman, Corporate Executive Vice President and Chief Financial Officer, who had announced his intention to retire from Charles River Laboratories in February 2016.

On August 12, 2015, Mr. Smith was officially appointed as Charles River’s Corporate Executive Vice President and Chief Financial Officer. Mr. Ackerman has assumed a new position with Charles River as Senior Financial Advisor.

Mr. Smith joined Charles River through the acquisition of Argenta and BioFocus from Galapagos NV, where he was serving as Chief Executive Officer of its Galapagos Services division. Mr. Smith spent eight years at PricewaterhouseCoopers prior to joining AstraZeneca in 1997, where he spent the next nine years in various finance and business roles of increasingly greater responsibility. After leaving AstraZeneca, Mr. Smith served as the Chief Financial Officer of Galapagos NV before becoming Chief Financial Officer for Cambridge University Hospitals, where he served in that capacity for six years, from 2007 to 2013.

In connection with Mr. Smith’s planned promotion, Charles River and Mr. Smith entered into an agreement dated March 3, 2015, as amended, that provides for the following material compensation terms:
• Base salary from March 1, 2015 through the date of the appointment to Chief Financial Officer (August 12, 2015) of $425,000 per year, which is increased to $470,000 per year following such appointment.
• Mr. Smith will participate in the Charles River Executive Incentive Bonus Program at levels consistent with his position.
• Promises of grants of two equity awards – first, an award in February 2015 with an approximate value of USD $700,000 provided in anticipation of Mr. Smith’s pending promotion; second, an award granted concurrently with his appointment to Chief Financial Officer with an approximate value of USD $300,000.
• Provision for payment of certain costs involved in the relocation of Mr. Smith and his family to our Wilmington, MA headquarters, including (1) reimbursement for temporary living expenses between June 1, 2015 through June 30, 2016 and other moving and related travel costs, (2) home start-up expenses, (3) international tax planning and preparation related to the relocation, (4) reasonable costs involved in obtaining visas and other documentation required in connection with the relocation of Mr. Smith and his family, and (5) school and education tuition for one of Mr. Smith’s children for up to two academic years (up to a maximum of $50,000 per year).

The agreement provides that if Mr. Smith leaves Charles River or is terminated for cause within 2 years of relocating, he will be required to repay Charles River the total amounts of the reimbursed relocation costs.

Mr. Smith will participate in other benefit and compensation plans, at levels consistent with his position and scope of responsibility.

The March 3, 2015 agreement supersedes Mr. Smith’s previous Service Agreement entered into on June 20, 2013 with Charles River’s subsidiary, BioFocus DPI (Holdings) Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

August 18, 2015	By:	Matthew Daniel

Name: Matthew Daniel
Title: Corporate Vice President, Legal Compliance & Deputy General Counsel